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                                                               Exhibit 10.34.1

                                  2ND AMENDMENT
                        CONTRACT MANUFACTURING AGREEMENT

THIS AMENDMENT NUMBER 2 dated as of October 9, 2002 (the "2nd Amendment") is made by and between The Dow Chemical Company, a Delaware corporation ("Dow") and GelTex Pharmaceuticals, Inc., a Massachusetts corporation ("GelTex"). The parties wish to amend the Contract Manufacturing Agreement they entered into effective September 4, 2001 ("Agreement") as hereafter set forth. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

                                    RECITALS

WHEREAS, Dow and GelTex have previously entered into the Agreement and subsequent Amendment One to this agreement, whereby Dow, in connection with its obligation to manufacture and supply Product to GelTex, presently maintains an annual Product manufacturing capacity level at the Dow Facility of [**] and Genzyme has committed to purchase a minimum of [**];

WHEREAS, GelTex desires to increase its purchase commitment to a minimum of [**] and Dow is willing to supply this additional quantity.

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, Dow and GelTex hereby agree as follows:

1. GelTex commits to purchase a minimum of [**] and Dow agrees to supply this volume.

2.   The purchase price will be now calculated as follows:

     [**]

3. GelTex may request additional volumes in this period should they so desire. Dow shall at all times during 2002 and 2003 retain sufficient capacity to supply up to [**] should such amounts be requested. In the event that GelTex requests quantities in excess of [**], Dow shall make reasonable commercial efforts to supply these additional volumes, subject to the plant being able to supply these volumes without undue cost being incurred by Dow.

4. The parties acknowledge that it is GelTex's current expectation to purchase [**]. However, both parties agree that this is only a current expectation, but not an obligation.

5. Both parties agree to revoke the average pricing letter dated 2nd July 2002, and Dow will reconcile the sales revenue differences on product shipped to date between the terms of the average pricing letter and the price as described in 2 above. Monies owing by GelTex


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

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     will be paid in full within fifteen (15) days following presentation of a miscellaneous invoice, and any support that may reasonably be requested by GelTex.

6. The parties will continue to discuss the possibility of entering into a purchase agreement for the supply of [**].


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 2 to be executed by their duly authorized representatives effective as of the date set forth above.


     THE DOW CHEMICAL COMPANY

     By:    /s/ GG Bompa

     Name:  GG Bompa

     Title: Commercial Director


     GELTEX PHARMACEUTICALS, INC.

     By:    /s/ Edmund Sybertz

     Name:  Edmund Sybertz

     Title: Senior VP and General Manager


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.